Exhibit 4.6

DATED 23 OCTOBER 2008

ARCELORMITTAL

ARCELORMITTAL FINANCE

BANCO SABADELL, LONDON BRANCH

and

THE ROYAL BANK OF SCOTLAND PLC

DEED OF NOVATION

relating to a €17,000,000,000 credit facility agreement dated 30 November 2006

THIS DEED OF NOVATION is made on 23 October 2008

BETWEEN:-

(1)	ARCELORMITTAL, a société anonyme incorporated under Luxembourg law which has its registered office at 19, avenue de la Liberté, L-2930, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under the number B 82.454 (as the successor in title to Mittal Steel Company N.V.) (the “Company”);

(2)	ARCELORMITTAL FINANCE, a société en commandite par actions incorporated under Luxembourg law which has its registered office at 19, avenue de la Liberté, L-2930, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies under the number B13.244 (the “Substitute Borrower”);

(3)	BANCO SABADELL, LONDON BRANCH (“Banco Sabadell”); and

(4)	THE ROYAL BANK OF SCOTLAND PLC (the “Facility Agent”).

WHEREAS:-

(A)	This Deed is supplemental to a €17,000,000,000 credit facility agreement dated 30 November 2006 between the Company, the Arrangers, the Original Lenders (each as defined therein) and the Facility Agent (the “Credit Agreement”).

(B)	The Substitute Borrower has acceded to the Credit Agreement as an Additional Borrower pursuant to Clause 29.8 (Additional Borrowers) of the Credit Agreement.

(C)	By a deed of novation dated 10 December 2007 between the Company, the Substitute Borrower and the Facility Agent (the “First Novation Deed”), the Company transferred by novation all outstanding Loans made to it as a Borrower under the Credit Agreement to the Substitute Borrower.

(D)	The Substitute Borrower wishes to transfer by novation all outstanding Loans made to it as a Borrower under the Credit Agreement (including Loans transferred to it pursuant to the First Novation Deed) to the Company on the terms of this Deed.

(E)	The Facility Agent agrees to such novation on behalf of all of the Lenders (other than Banco Sabadell), and Banco Sabadell (as a Lender) agrees to such novation, in each case on the terms of this Deed.

NOW THIS DEED WITNESSES:-

1.	DEFINITIONS

1.1	Capitalised terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

1.2	In this Deed, “Effective Date” means the earlier of:

(a)	the date announced by the Company in a press release and notified by the Company to the Facility Agent as the effective date of the novation of Loans effected by this Deed; and

(b)	31 October 2008,

in each case subject to the Facility Agent having given its notification under Clause 2 (Conditions precedent) of this Deed.

1.3	The Facility Agent shall notify the Lenders promptly upon receiving any notification from the Company under Clause 1.2(a) of this Deed.

1.4	The principles of construction set out in Clause 1.2 (Construction) of the Credit Agreement shall have effect as if set out in this Deed.

1.5	In accordance with the Credit Agreement, each of the Company and the Facility Agent designate this Deed as a Finance Document.

2.	CONDITIONS PRECEDENT

The provisions of Clause 3 (Novation) of this Deed shall be effective only if the Facility Agent has received all the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance reasonably satisfactory to the Facility Agent. The Facility Agent shall notify the Company, the Substitute Borrower and the Lenders promptly upon being so satisfied.

3.	NOVATION

3.1	On the Effective Date, the Substitute Borrower transfers by novation all outstanding Loans made to it as a Borrower under the Credit Agreement (including Loans transferred to it pursuant to the First Novation Deed) (together the “Transferred Loans”) to the Company.

3.2	The parties agree that on the Effective Date:

(a)	the Substitute Borrower shall be released from all obligations as a Borrower in respect of the Transferred Loans and its rights as a Borrower in respect of the Transferred Loans shall be cancelled (such obligations and rights together being the “Discharged Rights and Obligations”);

(b)	the Company shall assume obligations and/or acquire rights against the Parties which differ from the Discharged Rights and Obligations only insofar as the Company assumed and/or acquired the same in place of the Substitute Borrower; and

(c)	the Company and the Parties shall acquire the same rights and assume the same obligations between themselves under the Credit Agreement as they would have acquired and assumed had the Company been a Borrower under the Facility of the Transferred Loans on the date each of the Transferred Loans were made.

3.3	The Facility Agent confirms its agreement, for itself and on behalf of all of the Lenders (other than Banco Sabadell), to the novation contemplated by this Deed.

3.4	Banco Sabadell confirms its agreement to the novation contemplated by this Deed.

4.	TRANSACTION COSTS

The Company shall within three Business Days of demand reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in connection with the negotiation, preparation and execution of this Deed.

5.	CONTINUING OBLIGATIONS

The provisions of the Credit Agreement and the other Finance Documents shall, subject to the novation contemplated by this Deed, continue in full force and effect.

6.	REPRESENTATIONS

(a)	The Company and the Substitute Borrower make the Repeating Representations, the Arcelor Finance Representations and the representations in Clauses 18.6(a) (No Default or Prepayment Event), 18.10 (Taxes on payments), 18.11 (Stamp duties) and 18.13 (Compliance with law) of the Credit Agreement by reference to the facts and circumstances existing on the date of this Deed and on the Effective Date as if references in the relevant provisions of Clause 18 (Representations) of the Credit Agreement to the “Finance Documents” included this Deed.

(b)	The Facility Agent represents that it has received instructions from all of the Lenders (other than Banco Sabadell) to enter into this Deed on their behalf.

7.	FURTHER ASSURANCES

Each of the parties agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such other documents as may be required by law or as may be necessary or reasonably desirable to implement and/or give effect to this Deed.

8.	COUNTERPARTS

This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all the counterparts shall together constitute one and the same instrument.

9.	THIRD PARTY RIGHTS

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, except that the Finance Parties may enforce this Deed to the same extent as they are entitled to enforce the Credit Agreement.

10.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with English law. Any dispute, claim or matter arising under or in connection with this Deed or the legal relationships established by this Deed shall be subject to the exclusive jurisdiction of the English courts to which the parties hereto hereby submit.

IN WITNESS whereof this Deed has been executed by the parties and is intended to be and is hereby delivered on the date first before written.

(signature pages follow)

SCHEDULE 1 – CONDITIONS PRECEDENT

1.	A copy of the coordinated articles of incorporation of the Company and an up-to-date extract of the Luxembourg Register of Commerce and Companies relating to the Company.

2.	A certificate of two authorised signatories of the Company confirming that the board of directors of the Company has approved the entry by the Company and the Substitute Borrower into this Deed.

3.	A specimen of the signatures of the authorised signatories, comprising the individuals authorised to sign this Deed, to sign or send any document or notice in connection with any Finance Document or to sign any Request on behalf of the Company.

4.	A list of the authorised signatories of the Company deposited at the Luxembourg Register of Commerce and Companies.

5.	A certificate of two authorised signatories of the Company:

(a)	confirming that utilising the Commitment in full would not breach any borrowing, guaranteeing or other limit binding on it; and

(b)	certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Deed.

6.	Evidence that the agent of the Company under the Finance Documents for service of process in England has accepted its appointment.

7.	A legal opinion of Linklaters LLP, legal advisers in England to the Facility Agent, addressed to the Finance Parties.

8.	A legal opinion of Linklaters LLP, legal advisers in Luxembourg to the Facility Agent, addressed to the Finance Parties.

SIGNATURE PAGE

Company

EXECUTED as a deed and delivered
on behalf of ARCELORMITTAL,
a company incorporated in Luxembourg, by
G. Urquijo         and M. Wurth        ,
being persons who, in accordance with
the laws of that territory, are acting under
the authority of the company	) ) ) ) ) ) )

/s/ Michel Wurth

/s/ Gonzalo Urquijo

Substitute Borrower

EXECUTED as a deed and delivered
on behalf of
ARCELORMITTAL FINANCE,
a company incorporated in Luxembourg, by
G. Urquijo         and M. Wurth        ,
being persons who, in accordance with
the laws of that territory, are acting under
the authority of the company	) ) ) ) ) ) ) )

/s/ Michel Wurth

/s/ Gonzalo Urquijo

SIGNATURE PAGE

Facility Agent

EXECUTED as a deed and delivered on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC,	)
by Philip A. Pentney ,	)	/s/ Philip A. Pentney
its duly authorised attorney,	)
in the presence of:	)

Witness signature:	/s/ Anthony O’Flynn

Witness name:	Anthony O’Flynn

Witness address:	Royal Bank of Scotland Level 5, 135 Bishopsgate, London EC2M 3UR

SIGNATURE PAGE

Banco Sabadell

EXECUTED as a deed and delivered	)
on behalf of	)
BANCO SABADELL,	)
LONDON BRANCH,	)
by Josep Manuel Suarez ,	)	/s/ Josep Manuel Suarez
its duly authorised attorney, in the presence of:	)

Witness signature:	/s/ Carlos Franques

Witness name:	Carlos Franques

Witness address:	Carlos Franques 56 Grand Avenue, Muswell Hill London N10 3BP